EXHIBIT 99.1

             CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES REFORM ACT OF 1995


RISK FACTORS

WE CURRENTLY RELY ON SALES TO U.S. GOVERNMENT ENTITIES AND THE LOSS OF CERTAIN OF OUR CONTRACTS WITH THE U.S. GOVERNMENT COULD HAVE AN ADVERSE IMPACT ON OUR OPERATING RESULTS.

      We are highly dependent on sales to the U.S. Government. Contracts with the intelligence and defense communities and other departments and agencies of the Department of Defense, accounted for approximately 97%, or $4.4 million of our revenues, and 84%, or $2.2 million of our revenues, for the fiscal years ended December 29, 2002 and December 30, 2001, respectively. For the fiscal year ended December 29, 2002, our contract with the Missile Defense Agency accounted for 46% of our revenues.

      For the nine months ended September 28, 2003, revenues derived from U.S. Government programs were $10.1 million, or 90% of our revenues. For the nine months ended September 28, 2003, our top three customers accounted for approximately 60% of our revenues. The loss or significant reduction in government funding of a program for which we are the contractor or in which we participate could reduce our revenue and cash flows and have an adverse effect on our operating results.

OUR U.S. GOVERNMENT CONTRACTS, UPON WHICH WE DEPEND, ARE ONLY PARTIALLY FUNDED AND THE U.S. GOVERNMENT HAS NO OBLIGATION TO FULLY FUND OUR CONTRACTS.

      Budget decisions made by the U.S. Government are outside of our control and have significant consequences for our business. The funding of U.S.
Government contracts to which we are party is subject to Congressional appropriations. Although multi-year contracts may be planned or authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, contracts often receive only partial funding initially, and additional funds are committed only as Congress makes further appropriations. The termination of funding for one of our U.S. Government contracts would result in a loss of anticipated future revenues attributable to that program which could have an adverse impact on our operations and increase our overall costs of doing business.

      Our backlog was approximately $52.6 million as of September 28, 2003, of which approximately $6.4 million was funded. In addition, the award to us in October 2003 of an approximately $57.0 million contract for software and systems engineering will increase our funded backlog by $2.6 million and unfunded backlog by $54.4 million. Our backlog includes orders under contracts that in some cases extend for several years, with the latest expiring in 2011. The U.S. Government's ability to select multiple winners under multiple award schedule contracts, government-wide acquisition contracts, blanket purchase agreements and other indefinite delivery, indefinite quantity, or IDIQ, contracts, as well as its right to award subsequent task orders among such multiple winners, means that there is no assurance that unfunded contract

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backlog  will  result in actual  orders.  The  actual  receipt  of  revenues  on engagements included in backlog may never occur or may change because a program schedule could change or the program could be canceled, or a contract could be reduced, modified, or terminated early. Moreover, under IDIQ contracts, the government is not obligated to order more than a minimum quantity of goods or services.

U.S. GOVERNMENT CONTRACTS ARE SUBJECT TO IMMEDIATE TERMINATION AND ARE HEAVILY REGULATED AND AUDITED.

      Our U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government's convenience. In addition, supplying defense-related services and equipment to U.S. Government agencies subjects our business to risks specific to the defense industry, including the ability of the U.S. Government to unilaterally:

      o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

      o    terminate our existing contracts;

      o    reduce the value of our existing contracts;

      o audit our contract-related costs and fees, including allocated indirect costs; and

      o    control and prohibit the export of our products.

      Any of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract.

      If the U.S. Government elects to terminate one of our contracts, we are only entitled to payment of compensation for work done and commitments made at the time of termination.

      If our U.S. Government contracts are terminated for default, we would be obligated to pay the excess costs incurred by the U.S. Government in procuring undelivered items from another source. If any or all of our U.S. Government contracts are terminated under either of these circumstances, we may be unable to procure new contracts to offset the lost revenues. Because a significant portion of our revenues are dependent on our procurement, performance and payment under our U.S. Government contracts, the loss of one or more large contracts would have an adverse impact on our financial condition.

WE ENTER INTO FIXED PRICE CONTRACTS THAT COULD SUBJECT US TO LOSSES IN THE EVENT COSTS EXCEED OUR EXPECTATIONS.

      We provide some of our services and products through fixed price contracts. For the nine months ended September 28, 2003, fixed price contracts accounted for 19% of our revenues. Fixed price contracts accounted for 28% and 45% of our revenues for the years ending December 29, 2002 and December 30, 2001, respectively. In a fixed price contract, the price is not subject to adjustment based on cost incurred to perform the required work under the contract. Therefore, we fully absorb cost overruns on fixed price contracts.

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      Cost overruns reduce our profit margin on the contract and may result in a loss.

      A further risk associated with fixed price contracts is the difficulty of estimating sales and costs that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profit, result in significant losses or cause a loss on the contract.

WE HAVE A HISTORY OF NET LOSSES AND WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY.

      Although we had net income of $66,000 for the nine months ended September 28, 2003, we incurred a net loss for each of our fiscal years ended December 29, 2002 and December 30, 2001. We also incurred net losses for the fiscal years ended December 31, 2000 and December 27, 1998. In 1999, we reported a small net income. As of September 28, 2003, we had an accumulated deficit of approximately $14.3 million. Our revenues increased from $2.6 million in fiscal 2001 to $4.5 million in fiscal 2002, primarily as a result of higher revenues on new and expanding U.S. Government programs. In the first nine months of fiscal 2003, our revenues were approximately $11.2 million compared to revenues of approximately $3.1 million in the same period in 2002, primarily as a result of expansion of government programs and the inclusion of seven months of results for our wholly owned subsidiary, Sensys Development Laboratories, Inc. ("SDL"), which we acquired effective March 1, 2003. From 2000 through the end of 2002, we funded our research and development activities primarily from the sale of equity securities. If we continue to incur significant research and development expenses, we will need to increase revenues to achieve and sustain consistent profitability. If revenues do not meet our expectations, or if our expenses exceed our expectations, we may incur substantial operating losses in the future, in which case the price of our common stock may decline.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

      Achieving our plans for growth will place significant demands on our management, as well as on our administrative, operational and financial resources. For us to successfully manage our growth, we must continue to improve our operational, financial and management information systems and expand, motivate and manage our workforce. If we are unable to successfully manage our growth without compromising the quality of our services and products, our business, prospects, financial condition or operating results could be adversely affected.

A KEY PART OF OUR STRATEGY INVOLVES PURSUING ACQUISITIONS, HOWEVER, SUCH ACQUISITIONS MAY NOT ACHIEVE ALL INTENDED BENEFITS.

      A key part of our strategy is to selectively pursue acquisitions. We recently acquired SDL, are currently identifying potential acquisition opportunities, and intend to continue to pursue acquisition opportunities in the future. If we do identify an appropriate acquisition candidate, we may not be able to successfully negotiate the terms of or finance the acquisition. Acquisitions may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. In addition, we may incur significant amortization expenses related to intangible assets. We also may incur significant write-offs of goodwill associated with companies, businesses or technologies that we acquire.

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      Acquisitions  and  strategic  investments  involve  numerous  other risks, including:

         o difficulties in integrating the operations, technologies, and products of the acquired companies;

         o      diversion of management's attention from our existing business;

         o potential difficulties in completing projects of the acquired company;

         o      the potential loss of key employees of the acquired company; and

         o      dependence on unfamiliar or relatively small supply partners.

OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO RETAIN KEY PERSONNEL.

      Our success has historically depended in large part on our ability to attract and retain highly-skilled technical, managerial and operational personnel, particularly those knowledgeable about the U.S. Government intelligence and defense agencies and skilled in optoelectronics and optical communications equipment. In addition, the relationships and reputation that many members of our senior management team have established and maintain with government personnel contribute to our ability to maintain good customer relationships and to identify new business opportunities. The loss of key personnel may impair our ability to obtain new U.S. Government contracts or adequately perform under our current U.S. Government contracts. We also rely on the skills and expertise of our senior technical development personnel, the loss of any of which could prevent us from completing current development and restrict new development. We do not currently maintain "key man" insurance on any of our executives or key employees.

OUR QUARTERLY OPERATING RESULTS MAY VARY WIDELY.

      Our quarterly revenues and operating results have in the past, and may in the future, fluctuate significantly. A number of factors cause our revenue, cash flow and operating results to vary from quarter to quarter, including:

      o    acquisitions of other businesses;

      o commencement, completion or termination of contracts during any particular quarter;

      o variable purchasing patterns under government contracts, blanket purchase agreements and indefinite delivery, indefinite quantity contracts;

      o changes in Presidential administrations and senior U.S. federal government officials that affect the timing of technology procurement; and

      o changes in policy or budgetary measures that adversely affect appropriations for government contracts in general.

      Changes in the number of contracts commenced, completed or terminated during any quarter may cause significant variations in our cash flow from operations because a relatively large amount of our expenses are fixed. We may incur significant operating expenses during the start-up

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and  early  stages of  contracts  and  typically  do not  receive  corresponding payments in that same quarter. We may also incur significant or unanticipated expenses when contracts expire or are terminated. In addition, payments due to us from government agencies may be delayed due to billing cycles or as a result of failures of governmental budgets to gain Congressional and Presidential approval in a timely manner.

SINCE WE ARE CURRENTLY DEVELOPING OUR OPTICAL AND WIRELESS COMMUNICATIONS PRODUCTS, IT IS DIFFICULT TO EVALUATE OUR FUTURE BUSINESS AND PROSPECTS.

      We have traditionally derived our revenues from contracts with the U.S. Government. While we intend to enhance and expand our government business, we are continuing our work on developing new optoelectronics communications products, including for our HYPERFINE WDM fiber optic communications technology and OPERA(TM) technology. Since we have not begun significant sales of these products, our communications revenue and profit potential is unproven and our limited history in the communications field makes it difficult to evaluate our business and prospects. We cannot accurately forecast our communications revenue and we have limited historical financial data upon which to base production budgets. You should consider our business and prospects in light of the heightened risks and unexpected expenses and problems we may face as a company developing new communications products for a rapidly changing industry.

WE FACE INTENSE COMPETITION FROM MANY COMPETITORS THAT HAVE GREATER RESOURCES THAN WE DO, WHICH COULD RESULT IN PRICE REDUCTIONS, REDUCED PROFITABILITY AND LOSS OF MARKET SHARE.

      We operate in highly competitive markets and generally encounter intense competition to win U.S. Government contracts. If we are unable to successfully compete for new business then our revenue growth may decline. Many of our competitors are larger and have greater financial, technical, marketing and public relations resources than we do. Larger competitors include Lockheed Martin Corporation and divisions of large defense contractors such as Boeing Support Services. Our larger competitors may be able to compete more effectively for very large scale government contracts. Our larger competitors may also be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualification, past performance on larger scale contracts, geographic presence, price, and the availability of key professional personnel. Our competitors also have established or may establish relationships among themselves or with third parties, including through mergers and acquisitions, to increase their ability to address customers' needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge against whom it will be difficult for us to compete.

      In addition, competition in the communications market for network communications equipment is intense. This market has historically been dominated by such large companies as Alcatel, Ciena, Cisco Systems, JDS Uniphase, Lucent Technologies, NEC and Nortel Networks. Some of these companies, as well as emerging companies, are currently developing products that may compete in the specialty areas that our technology is designed to address. We may face competition from other large communications companies who may enter our proposed markets. Many of these possible competitors have longer operating histories, greater name recognition, larger customer bases and greater financial, technical and business development resources than we do and may be able to undertake more extensive marketing efforts and adopt more aggressive pricing policies than we can. Due to the rapidly evolving markets in which we compete, additional

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competitors with significant  market presence and financial  resources may enter our markets, further intensifying competition.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY EFFECTIVELY, WE MAY BE UNABLE TO PREVENT THIRD PARTIES FROM USING OUR TECHNOLOGIES, WHICH WOULD IMPAIR OUR COMPETITIVE ADVANTAGE.

      We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with our key employees and consultants and control access to and distribution of our software, documentation and other proprietary information. We believe that our patents and patent applications provide us with a competitive advantage. Accordingly, in the event our products and technologies under development gain market acceptance, patent protection would be important to our business. However, obtaining patent and other intellectual property protection may not adequately protect our rights or permit us to gain or keep any competitive advantage. For instance, unauthorized parties may attempt to copy, reverse engineer or otherwise obtain and use our patented products or technology without our permission, eroding or eliminating the competitive advantage we hope to gain though the exclusive rights provided by patent protection. Moreover, our existing patents and patents we have applied for (if granted) may not protect us against competitors that independently develop proprietary technologies that are substantially equivalent or superior to our technologies, or design around our patents. The competitive advantage provided by patenting our technology may erode if we do not upgrade, enhance and improve our technology on an ongoing basis to meet competitive challenges.

      In addition, we conduct research and development under contracts with the U.S. Government. In general, our rights to technologies we develop under those contracts are subject to the U.S. Government's non-exclusive, non-royalty bearing, worldwide license to use those technologies. In the case of Small Business Innovative Research, or SBIR, contracts, the U.S. Government has limited rights to the delivered data for five years after project completion, and unlimited rights after five years.

      Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. A description of our patents and patent applications is contained in our Annual Report on Form 10-KSB under "Business - Patents."

THERE IS A RISK THAT SOME OF OUR PATENT APPLICATIONS WILL NOT BE GRANTED.

      Although we have received our first HYPERFINE WDM patent, we have filed several other applications for U.S. patents relating to our HYPERFINE WDM and OPERA(TM) technologies, and there is a risk that some or all of the pending applications will not issue as patents. Although we believe our patent applications are valid, the failure of our pending applications to issue as patents would affect the competitive advantage we hope to gain by obtaining patent protection and could have a material adverse effect upon our business and results of operations.

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WE MAY BECOME INVOLVED IN INTELLECTUAL PROPERTY DISPUTES, WHICH COULD SUBJECT US
TO SIGNIFICANT LIABILITY, DIVERT THE TIME AND ATTENTION OF OUR MANAGEMENT AND PREVENT US FROM SELLING OUR PRODUCTS.

      We or our customers may be a party to litigation in the future to protect our intellectual property or to respond to allegations that we infringe on others' intellectual property. We have not performed any patent infringement clearance searches and are not in a position to assess the likelihood that any claims would be asserted. If any parties assert that our products infringe upon their proprietary rights, we would be forced to defend ourselves and possibly our customers against the alleged infringement. If we are unsuccessful in any intellectual property litigation, we could be subject to significant liability for damages and loss of our proprietary rights. Intellectual property litigation, regardless of its success, would likely be time consuming and expensive to resolve and would divert management's time and attention. In addition, we could be forced to do one or more of the following:

      o stop selling, incorporating or using our products that include the challenged intellectual property;

      o obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

      o    re-design those products that use the technology.

      If we are forced to take any of these actions, our business could be seriously harmed.

IF NECESSARY LICENSES OF THIRD-PARTY TECHNOLOGY ARE NOT AVAILABLE TO US OR ARE VERY EXPENSIVE, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD BE HARMED.

      From time to time we may be required to license technology from third parties to sell or develop our products and product enhancements. These third-party licenses may not be available to us on commercially reasonable terms, if at all. Our inability to maintain or obtain any third-party license required to sell or develop our products and product enhancements could require us to obtain substitute technology of lower quality or performance standards or at greater cost. If we were required to use technology with lower performance standards or quality, customers may stop buying our products and this would cause our revenues to decline. Similarly, if our costs rise significantly, customers may choose less expensive alternative products, which would cause our revenues to decline.

OUR ABILITY TO EXPAND INTO THE COMMUNICATIONS OPTICAL NETWORKING MARKET MAY BE ADVERSELY AFFECTED BY UNFAVORABLE AND UNCERTAIN CONDITIONS IN THE COMMUNICATIONS INDUSTRY AND THE ECONOMY IN GENERAL.

      The market for communications equipment, including optical components, has suffered a severe and prolonged downturn. Many of our potential customers have experienced significant financial distress, and some have gone out of business. This has resulted in a significant consolidation in the communications equipment industry, combined with a substantial reduction in overall demand. In addition, most of our potential customers have become more conservative and

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uncertain  about  their  future  purchases,  which have made our  communications business slow to materialize.

      We expect the factors described above to continue to affect our business for an indeterminate period, in several significant ways:

      o capital expenditures by many of our potential customers may be flat or reduced;

      o    increased   competition   resulting  from  reduced  demand  will  put
           substantial downward pressures on the pricing of our products, tending to reduce profit margins;

      o increased competition may enable customers to insist on more favorable terms and conditions for sales, including extended payment terms or other financing assistance, as a condition of procuring their business; and

      o    the   bankruptcies  or  weakened   financial   condition  of  several
           communications companies may adversely affect the market for our optical networking products.

      The result of any one or a combination of these factors could eliminate or reduce our ability to penetrate this market.

OUR OPTOELECTRONIC PRODUCTS ARE COMPLEX, OPERATE IN COMPLEX ENVIRONMENTS AND HAVE NOT YET BEEN WIDELY DEPLOYED. IF OUR PRODUCTS CONTAIN DEFECTS THAT ARE UNDISCOVERED UNTIL FULL DEPLOYMENT WE MAY INCUR SIGNIFICANT UNEXPECTED EXPENSES, LOSSES OF SALES AND HARM TO OUR REPUTATION.

      Optoelectronic products are complex and are designed to be deployed across complex networks. Because of the nature of the products, they can only be fully tested when completely deployed in large networks with high amounts of traffic. Customers may discover errors or defects in the hardware or the software, or products we develop may not operate as expected, after they have been fully deployed. If we are unable to fix defects or other problems that may be identified in full deployment, we would likely experience:

      o    loss of, or delay in, revenue and loss of market share;

      o    loss of existing customers;

      o difficulties in attracting new customers or achieving market acceptance;

      o    diversion of development resources;

      o    increased service and warranty costs;

      o    legal actions by our customers; and

      o    increased insurance costs.

      The occurrence of any of these problems could seriously harm our business, financial condition and results of operations. Defects, integration issues or other performance problems

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could result in financial or other damages to our customers or could  negatively affect market acceptance for the products we develop. Our customers could also seek damages for losses from us, which, if they were successful, would seriously harm our business, financial condition and results of operations. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly and would put a strain on our management and resources.

A LIMITED NUMBER OF SHAREHOLDERS ARE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING SHAREHOLDER APPROVAL.

      A few private investors collectively hold approximately 3.4 million shares, or 38.4%, of our total outstanding shares of common stock and have the right to acquire an additional 2.2 million shares of our common stock through a convertible note and warrants. Including these warrant shares and shares subject to the convertible notes, these private investors hold collectively 5.6 million shares of our common stock as a result of these private placements. Accordingly, these investors could seek to exercise significant control and influence of certain actions requiring the approval of the holders of shares of our common stock. This concentration of ownership may also delay or prevent a change in control of us or reduce the price other investors might be willing to pay for our common stock. In addition, the interests of this limited number of investors may conflict with the interests of other holders of our common stock.

THERE IS CURRENTLY ONLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK.

      Our common stock was included for listing on the American Stock Exchange, or Amex, on June 4, 2003. Prior to being listed on Amex, our common stock was traded on the OTC Bulletin Board. Historically, there has been only a limited public market for our common stock and you may have difficulty selling your shares of our common stock. In addition, in the event our operating results fall below the expectations of public market analysts and investors, the market price of our common stock would likely decline.

THE  MARKET  PRICE  OF  OUR  COMMON  STOCK  IS  SUBJECT  TO  SIGNIFICANT   PRICE
FLUCTUATIONS.

      The trading price of our common stock has historically been volatile and will likely continue to fluctuate significantly in the future. This volatility has often been unrelated to our operating performance. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the price such investors paid for their shares or at any price at all.

SALES OF A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK BY EXISTING SHAREHOLDERS COULD CAUSE THE MARKET PRICE OR OUR COMMON STOCK TO DECLINE.

      If our shareholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We are unable to predict the effect that sales may have on the then prevailing market price of our common stock.

      We have issued warrants exercisable for approximately 2.1 million shares. Upon exercise these shares may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. All of these shares will

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become eligible for public resale at various times within two years,  subject to volume limitations and certain restrictions on sales by affiliates.

      We have also registered for resale under the Securities Act  approximately
3.3 million shares of our common stock on behalf of certain of our shareholders. In addition, the above described warrants are subject to registration rights upon demand, and we have issued a note convertible into approximately 192,307 shares of our common stock, the holder of which is entitled to "piggy-back" registration rights. Sales of substantial amounts of common stock under Rule 144 or pursuant to the holder's registration rights, or the perception that such sales may occur, could depress the market price of our common stock.

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